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                                                                    Exhibit 99.2
                                                                    ------------
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                          AGREEMENT AND PLAN OF MERGER

                          Dated as of November 6, 2000

                                     among

                                   SPSS INC.,

                           SPSS ACQUISITION SUB CORP.

                                      And

                              SHOWCASE CORPORATION



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

                               TABLE OF CONTENTS

                                   ARTICLE I

                      THE MERGER:  CERTAIN RELATED MATTERS


 1.1  The Merger                                                    1

 1.2  Closing                                                       2

 1.3  Effective Time                                                2

 1.4  Effects of the Merger                                         2

 1.5  Articles of Incorporation                                     2

 1.6  Bylaws                                                        2

 1.7  Appointment of Directors                                      2

 1.8  Effect on Capital Stock                                       3

 1.9  ShowCase Stock Options and Other Equity-Based Awards          3

1.10  Dissenter's Rights                                            4

1.11  Certain Adjustments                                           4


                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES


 2.1  Exchange Fund                                                 4

 2.2  Exchange Procedures                                           5

 2.3  Distributions with Respect to Unexchanged Shares              5

 2.4  No Further Ownership Rights in ShowCase Common Stock          5

 2.5  No Fractional Shares of SPSS Common Stock                     6

 2.6  Termination of Exchange Fund                                  6

 2.7  No Liability                                                  7

 2.8  Investment of the Exchange Fund                               7

 2.9  Lost Certificates                                             7

2.10  Withholding Rights                                            7

2.11  Further Assurances                                            7

2.12  Stock Transfer Books                                          7

2.13  Affiliates                                                    8


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


3.1  Representations and Warranties of SPSS                         8

3.2  Representations and Warranties of ShowCase                    16

3.3  Representations and Warranties of SPSS and Merger Sub         23


                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS


4.1  Covenants of SPSS                                             24

4.2  Covenants of ShowCase                                         27

4.3  Governmental Filings                                          29

4.4  Control of Other Party's Business                             30


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS


 5.1  Preparation of Proxy Statement; Shareholders Meetings        30

 5.2  SPSS Board of Directors; Executive Officers; Headquarters    33

 5.3  Access to Information/Employees                              33

 5.4  Reasonable Best Efforts                                      34

 5.5  Acquisition Proposals                                        36

 5.6  Employee Benefits Matters                                    37

 5.7  Fees and Expenses                                            37

 5.8  Directors' and Officers' Indemnification and Insurance       37

 5.9  Public Announcements                                         38

5.10  Accountant's Letters                                         38

5.11  Listing of Shares of SPSS Common Stock                       39

5.12  Dividends                                                    39

5.13  Affiliates                                                   39

5.14  Section 16 Matters                                           40

5.15  Severance Packages                                           40


                                   ARTICLE VI

                              CONDITIONS PRECEDENT



6.1   Conditions to Each Party's Obligation to Effect the Merger   40

6.2   Additional Conditions to Obligations of SPSS and Merger Sub  41

6.3   Additional Conditions to Obligations of ShowCase             42


                                  ARTICLE VII

                           TERMINATION AND AMENDMENT


7.1   Termination                                                  43

7.2   Effect of Termination                                        44

7.3   Amendment                                                    45

7.4   Extension; Waiver                                            45


                                  ARTICLE VIII

                               GENERAL PROVISIONS


 8.1  Non-Survival of Representations, Warranties and Agreements   45

 8.2  Notices                                                      45

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 8.3  Interpretation                                               46

 8.4  Counterparts                                                 46

 8.5  Entire Agreement; No Third Party Beneficiaries               46

 8.6  Governing Law                                                47

 8.7  Severability                                                 47

 8.8  Assignment                                                   47

 8.9  Submission to Jurisdiction; Waivers                          47

8.10  Enforcement                                                  48

8.11  Definitions                                                  48

     AGREEMENT AND PLAN OF MERGER, dated as of November 6, 2000 (this "Agreement"), among SPSS INC., a Delaware corporation ("SPSS"), SPSS ACQUISITION SUB CORP., a Delaware corporation and a direct wholly-owned subsidiary of SPSS ("Merger Sub"), and SHOWCASE CORPORATION, a Minnesota corporation ("ShowCase").

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of ShowCase and SPSS deem it advisable and in the best interests of each corporation and its respective stockholders that ShowCase and SPSS engage in a business combination in order to advance the long-term strategic business interests of ShowCase and SPSS;

     WHEREAS, the combination of ShowCase and SPSS shall be effected by the terms of this Agreement through a merger as outlined below (the "Merger");

     WHEREAS, in furtherance thereof, the respective Boards of Directors of ShowCase and SPSS have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of common stock, par value $0.01 per share, of ShowCase ("ShowCase Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), other than (i) shares owned or held directly by SPSS or Merger Sub and
(ii) Dissenting Shares (as defined below), will be converted into the right to receive shares of common stock, par value $0.01 per share, of SPSS ("SPSS Common Stock") as set forth in Section 1.8;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling-of-interests transaction under United States generally accepted accounting principles ("GAAP").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                      THE MERGER; CERTAIN RELATED MATTERS

     1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and the Minnesota Business Corporation Act (the "MBCA"), Merger Sub shall be merged with and into ShowCase at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and ShowCase shall continue as the surviving corporation (the "Surviving Corporation").

     1.2 Closing. Upon the terms and subject to the conditions set forth in
Article VI and the termination rights set forth in Article VII, the closing of the Merger (the "Closing") will take place on the first Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VI, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Ross & Hardies, 150 North Michigan Avenue, Chicago, Illinois 60601, unless another place is agreed to in writing by the parties hereto.

     1.3 Effective Time. As soon as practicable following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI, at the Closing the parties shall (a) (i) file a certificate of merger (the "Delaware Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL, and (b) (i) file articles of merger (the "Minnesota Articles of Merger") in such form as is required by and executed in accordance with the relevant provisions of the MCBA and (ii) make all other filings or recordings required under the MCBA. The Merger shall become effective upon the later to occur of the date (i) the Delaware Certificate of Merger is duly filed with the Delaware Secretary of State and (ii) the Minnesota Articles of Merger are duly filed with the Minnesota Secretary of State or at such subsequent time as SPSS and ShowCase shall agree and as shall be specified in the Delaware Certificate of Merger and the Minnesota Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

     1.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL and MCBA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of ShowCase and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of ShowCase and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5 Articles of Incorporation. The articles of incorporation of ShowCase, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

     1.6 Bylaws. The bylaws of ShowCase, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     1.7 Appointment of Directors. The directors and officers of Merger Sub shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation. Upon consummation of the Merger, SPSS shall cause the appointment to the SPSS board of directors of three of the individuals currently serving on the ShowCase board of directors, which individuals shall include, without limitation, William Binch, Promod Haque and Kenneth Holec. On or before the Effective Time, ShowCase shall deliver to SPSS resignations of the directors and officers of ShowCase, effective as of the Effective Time.

     1.8 Effect on Capital Stock. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of ShowCase Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of ShowCase Common Stock owned by SPSS or Merger Sub, all of which shall be canceled as provided in Section 1.8(c), and any Dissenting Shares), shall be converted into 0.333 validly issued, fully paid and non-assessable shares of SPSS Common Stock (the "Exchange Ratio") (together with any cash in lieu of fractional shares of SPSS Common Stock to be paid pursuant to
Section 2.5, the "Merger Consideration").

          (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of ShowCase Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of ShowCase Common Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of ShowCase Common Stock, except as provided herein or by law.

         (c) Each share of ShowCase Common Stock issued and owned by SPSS or Merger Sub at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be, canceled and retired and no stock of SPSS or other consideration shall be delivered in exchange therefor.

         (d) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

     1.9 ShowCase Stock Options and Other Equity-Based Awards. (a) Each ShowCase Stock Option (as defined in Section 3.2(b)) that was granted pursuant to the ShowCase Stock Option Plans (as defined in Section 3.2(b)) prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of ShowCase Common Stock, and shall be converted, at the Effective Time, into a non-qualified option to acquire, on economically equivalent terms and conditions as were applicable under the ShowCase Stock Option (but taking into account any changes thereto, including the acceleration thereof, provided for in the ShowCase Stock Option Plans or in such option by reason of this Agreement or the transactions contemplated hereby), that number of shares of SPSS Common Stock determined by multiplying the number of shares of ShowCase Common Stock subject to such ShowCase Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole share of SPSS Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such ShowCase Stock Option divided by the Exchange Ratio; provided, however, that in the case of any ShowCase Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. On or prior to the Effective Time, ShowCase will take all actions necessary such that all ShowCase Stock Options outstanding prior to the Effective Time under the ShowCase Stock Option Plans are treated in accordance with the immediately preceding sentences, including, but not limited to, precluding the holder of each ShowCase Stock Option from receiving any cash payments in respect of such Option in connection with the Merger.

         (b) SPSS shall take all corporate action necessary to reserve for issuance a sufficient number of shares of SPSS Common Stock for delivery upon exercise of SPSS Stock Options issued in accordance with this Section
     1.9. Promptly after the Effective Time, SPSS shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of SPSS Common Stock subject to such options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     1.10 Dissenters' Rights. (a) Notwithstanding any provision of Section 1.8 to the contrary, any shares of ShowCase Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who has not voted such shares of ShowCase Common Stock in favor of the Merger and who has properly exercised, preserved and perfected dissenters' rights with respect to such shares of ShowCase Common Stock in accordance with the MBCA (including Sections 302A.471 and 302A.473 thereof) and, as of the Effective Time, has neither effectively withdrawn nor otherwise lost for any reason its right to exercise such dissenters' rights ("Dissenting Shares"), will not be converted into or represent a right to receive the Merger Consideration pursuant to Section 1.8(a). The holders of Dissenting Shares will be entitled to only such rights as are granted by Section 302A.471 of the MBCA.

          (b) Notwithstanding the provisions of Section 1.8(a), if any holder of shares of ShowCase Common Stock who demands dissenters' rights with respect to its shares of ShowCase Common Stock under the MBCA effectively withdraws or otherwise loses for any reason (including failure to perfect) its dissenters' rights, then as of the Effective Time or the occurrence of such event, whichever later occurs, such shareholder's shares of ShowCase Common Stock will automatically be cancelled and converted into and represent only the right to receive the Merger Consideration as provided in Section 1.8(a), without interest thereon, upon surrender of the certificate or certificates formerly representing such shares of ShowCase Common Stock.

     1.11 Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding SPSS Common Stock or ShowCase Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Exchange Ratio shall be appropriately adjusted to provide to the holders of ShowCase Common Stock the same economic effect as contemplated by this Agreement prior to such event.

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

     2.1 Exchange Fund. Prior to the Effective Time, SPSS shall appoint its current transfer agent to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger

Consideration (the "Exchange Agent"). At or prior to the Effective Time, SPSS shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of ShowCase Common Stock, certificates representing the SPSS Common Stock issuable pursuant to Section 1.8 in exchange for outstanding shares of ShowCase Common Stock. SPSS agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to
Section 2.3. Any cash and certificates of SPSS Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

     2.2 Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as SPSS may reasonably specify (such letter to be reasonably acceptable to ShowCase prior to the Effective Time) and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more shares of SPSS Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8 (after taking into account all shares of ShowCase Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this
Article II, including cash in lieu of any fractional shares of SPSS Common Stock pursuant to Section 2.5 and dividends and other distributions pursuant to
Section 2.3. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5. In the event of a transfer of ownership of ShowCase Common Stock which is not registered in the transfer records of ShowCase, one or more shares of SPSS Common Stock evidencing, in the aggregate, the proper number of shares of SPSS Common Stock, a check in the proper amount of cash in lieu of any fractional shares of SPSS Common Stock pursuant to
Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, may be issued with respect to such ShowCase Common Stock to such a transferee if the Certificate representing such shares of ShowCase Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     2.3 Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of SPSS Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SPSS Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of SPSS Common Stock shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of SPSS Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of SPSS Common Stock to which such holder is entitled

Pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of SPSS Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of SPSS Common Stock.

     2.4 No Further Ownership Rights in ShowCase Common Stock. All shares of SPSS Common Stock issued and cash paid upon conversion of shares of ShowCase Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of ShowCase Common Stock.

     2.5 No Fractional Shares of SPSS Common Stock. (a) No certificates or scrip or shares of SPSS Common Stock representing fractional shares of SPSS Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of SPSS or a holder of shares of SPSS Common Stock.

         (b) Notwithstanding any other provision of this Agreement, each holder of shares of ShowCase Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of SPSS Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of SPSS Common Stock multiplied by (ii) the closing price for a share of SPSS Common Stock on the NASDAQ National Market ("NASDAQ") on the date of the Effective Time or, if such date is not a Business Day, the Business Day immediately following the date on which the Effective Time occurs.

         (c) As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify SPSS, and SPSS shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     2.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to SPSS or otherwise on the instruction of SPSS, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to SPSS for the Merger Consideration with respect to the shares of ShowCase Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, any cash in lieu of fractional shares of SPSS Common Stock to which such holders are entitled pursuant to Section 2.5 and any dividends or distributions with respect to shares of SPSS Common Stock to which such holders are entitled pursuant to
Section 2.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of ShowCase Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.1 (c) (iii) ) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

     2.7 No Liability. None of SPSS, Merger Sub, ShowCase, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.8 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by SPSS on a daily basis; provided, that no such gain or loss thereon shall affect the amounts payable to ShowCase shareholders pursuant to Article I and the other provisions of this
Article II. Any interest and other income resulting from such investments shall promptly be paid to SPSS.

     2.9 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of ShowCase Common Stock formerly represented thereby, any cash in lieu of fractional shares of SPSS Common Stock, and unpaid dividends and distributions on shares of SPSS Common Stock deliverable in respect thereof, pursuant to this Agreement.

     2.10 Withholding Rights. Each of the Surviving Corporation and SPSS shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of ShowCase Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or SPSS, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of ShowCase Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or SPSS, as the case may be.

     2.11 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of ShowCase or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of ShowCase or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     2.12 Stock Transfer Books. The stock transfer books of ShowCase shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of ShowCase Common Stock thereafter on the records of ShowCase. On or after the Effective Time, any Certificates presented to the Exchange Agent or SPSS for any reason shall be converted into the Merger Consideration with respect to the shares of ShowCase Common Stock formerly represented thereby (including any cash in lieu of fractional shares of SPSS Common Stock to which the holders thereof are entitled pursuant to Section 2.5) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

     2.13 Affiliates. Notwithstanding anything to the contrary herein, to the fullest extent permitted by law, no certificates representing shares of SPSS Common Stock or cash shall be delivered to a Person who may be deemed an "affiliate" of ShowCase in accordance with Section 5.13 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), or for purposes of qualifying the Merger for pooling-of-interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable rules and regulations of the Securities and Exchange Commission (the "SEC") until such Person has executed and delivered an Affiliate Agreement (as defined in Section 5.13) to SPSS.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of SPSS. Except as set forth in the SPSS disclosure schedule delivered by SPSS to ShowCase in connection with the execution of this Agreement (the "SPSS Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant), SPSS represents and warrants to ShowCase as follows:

     (a) Organization, Standing and Power; Subsidiaries.

               (i) Each of SPSS and each of its Subsidiaries (as defined in Section 8.11) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SPSS, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SPSS. The copies of the certificate of incorporation and bylaws of SPSS which were previously furnished or made available to ShowCase are true, complete and correct copies of such documents as in effect on the date of this Agreement.

               (ii) Exhibit 21.1 to SPSS's Annual Report on Form 10K for the year ended December 31, 1999 includes all the Subsidiaries of SPSS which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by SPSS, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as set forth in the SPSS SEC Reports (as defined in Section 3.1 (d)) filed prior to the date hereof, neither SPSS nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to SPSS and its Subsidiaries taken as a whole.

     (b) Capital Structure.

               (i) As of October 27, 2000, the authorized capital stock of SPSS consisted of 50,000,000 shares of SPSS Common Stock of which 10,014,024 shares were outstanding. Since October 27, 2000 to the date of this Agreement, there have been no issuances of shares of the capital stock of SPSS or any other securities of SPSS other than issuances of shares pursuant to options or rights outstanding as of December 31, 1999 under the Benefit Plans (as defined in Section 8.11
          (b)) of SPSS. All issued and outstanding shares of the capital stock of SPSS are, and when shares of SPSS Common Stock are issued in the Merger or upon exercise of stock options converted in the Merger pursuant to Section 1.9, such shares will be, duly authorized, validly issued, fully paid and non- assessable and free of any preemptive rights. There were outstanding as of October 27, 2000 no options, warrants or other rights to acquire capital stock from SPSS other than options and other rights to acquire capital stock from SPSS representing in the aggregate the right to purchase approximately 2,350,000 shares of SPSS Common Stock (collectively, the "SPSS Stock Options") under SPSS's Third Amended and Restated 1995 Equity Incentive Plan, 1999 Employee Equity Incentive Plan, and Amended 1991 Stock Option Plan (collectively, the "SPSS Stock Option Plans").
          Section 3.1 (b) of the SPSS Disclosure Schedule sets forth a complete and correct list, as of October 27, 2000, of the number of shares of SPSS Common Stock subject to SPSS Stock Options or other rights to purchase or receive SPSS Common Stock granted under the SPSS Benefit Plans or otherwise, the dates of grant and the exercise prices thereof. No options or warrants or other rights to acquire capital stock from SPSS have been issued or granted since October 27, 2000 to the date of this Agreement.

               (ii) No bonds, debentures, notes or other indebtedness of SPSS having the right to vote on any matters on which holders of capital stock of SPSS may vote ("SPSS Voting Debt") are issued or outstanding.

               (iii) Except as otherwise set forth in this Section 3.1 (b) and as contemplated by Section 1.8 and Section 1.9, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which SPSS or any of its Subsidiaries is a party or by which any of them is bound obligating SPSS or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of SPSS or any of its Subsidiaries or obligating SPSS or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of SPSS or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of SPSS or any of its Subsidiaries.

     (c) Authority; No Conflicts.

               (i) SPSS has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the requisite stockholder approval of this Agreement and the transactions contemplated hereby and the issuance of the shares of SPSS Common Stock to be issued in the Merger (the "Share Issuance") (the "SPSS Stockholder Approval"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SPSS, subject to obtaining the SPSS Stockholder Approval. This Agreement has been duly executed and delivered by SPSS and constitutes a valid and binding agreement of SPSS, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (ii) The execution and delivery of this Agreement by SPSS does not or will not, as the case may be, and the consummation by SPSS of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on, or the loss of, any assets, including Intellectual Property (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the certificate of incorporation or bylaws of SPSS or any material Subsidiary of SPSS, or (B) except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.11 (g)) on SPSS, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SPSS or any Subsidiary of SPSS or their respective properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority

          (a "Governmental Entity"), is required by or with respect to SPSS or any Subsidiary of SPSS in connection with the execution and delivery of this Agreement by SPSS or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) state securities or "blue sky" laws (the "Blue Sky Laws"), (C) the Securities Act, (D) the Exchange Act, (E) the DGCL with respect to the filing of the Certificate of Merger, (F) rules and regulations of NASDAQ, (G) antitrust or other competition laws of other jurisdictions, and (H) such consents, approvals, orders, authorizations, registrations, declarations and filings the failures of which to make or obtain, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SPSS. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any, of the foregoing clauses
          (A) through (G) are hereinafter referred to as "Necessary Consents."

     (d) Reports and Financial Statements.

               (i) SPSS has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "SPSS SEC Reports"). No Subsidiary of SPSS is required to file any form, report, registration statement, prospectus or other document with the SEC. None of the SPSS SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the SPSS SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of SPSS and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of unaudited interim financial statements, to the absence of notes and normal yearend adjustments that have not been and are not expected to be material in amount. All of such SPSS SEC Reports, as of their respective dates (and as of the date of any amendment to the respective SPSS SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

               (ii) Except as disclosed in the SPSS SEC Reports filed prior to the date hereof, since June 30, 2000, SPSS and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of SPSS and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SPSS.

     (e) Information Supplied.

               (i) None of the information supplied or to be supplied by SPSS for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 5.1) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus (as defined in Section 5.1) will, on the date it is first mailed to ShowCase shareholders or SPSS stockholders or at the time of the ShowCase Shareholders Meeting or the SPSS Stockholders Meeting (each as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

               (ii) Notwithstanding the foregoing provisions of this Section 3.1
          (e), no representation or warranty is made by SPSS with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by ShowCase for inclusion or incorporation by reference therein.

     (f) Board Approval. The Board of Directors of SPSS, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "SPSS Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and are fair to and in the best interests of SPSS and its stockholders, (ii) approved this Agreement, the Merger and the Share Issuance and (iii) recommended that the stockholders of SPSS approve the Share Issuance and directed that the Share Issuance be submitted for consideration by SPSS's stockholders at the SPSS Stockholders Meeting.

     (g) Vote Required. The affirmative vote of at least a majority of the votes cast by the holders of SPSS Common Stock, provided that the total votes cast represents a majority of the outstanding shares of SPSS Common Stock, is the only vote necessary to approve the Share Issuance.

     (h) Litigation; Compliance with Laws.

               (i) Except as disclosed in the SPSS SEC Reports filed prior to the date of this Agreement, there are no suits, actions or proceedings (collectively "Actions") pending or, to the knowledge of SPSS, threatened, against or affecting SPSS or any Subsidiary of SPSS which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on SPSS, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against SPSS or any Subsidiary of SPSS which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on SPSS.

               (ii) Except as disclosed in the SPSS SEC Reports filed prior to the date of this Agreement and except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SPSS, SPSS and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of SPSS and its Subsidiaries, taken as a whole (the "SPSS Permits"). SPSS and its Subsidiaries are in compliance with the terms of the SPSS Permits, except where the failures to so comply, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SPSS. Except as disclosed in the SPSS SEC Reports filed prior to the date of this Agreement, neither SPSS nor any of its Subsidiaries is in violation of, and SPSS and its Subsidiaries have not received any notices of violations with respect to, any laws, ordinances or regulations of any Governmental Entity, except for violations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SPSS.

     (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the SPSS SEC Reports filed prior to the date of this Agreement, and except as permitted by Section 4.1, since September, 2000, (i) SPSS and its Subsidiaries have conducted their business only in the ordinary course and (ii) there has not been any action taken by SPSS or any of its Subsidiaries during the period from September 30, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1. Except as disclosed in the SPSS SEC Reports filed prior to the date of this Agreement, since September 30, 2000, there have not been any changes, circumstances or events which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on SPSS.

     (j) Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SPSS and except as disclosed in the SPSS SEC Reports filed prior to the date of this Agreement the operations of SPSS and its Subsidiaries have been and are in compliance with all Environmental Laws (as hereafter defined). As used in this Agreement, "Environmental Laws" means any and all federal, state, foreign, interstate, local or municipal laws, rules, regulations, statutes, ordinances and codes of any Governmental Entity regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect, and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901, et seq., the Clean Water Act; 33 U.S.C. (S)(S) 1251, et seq., the Clean Air Act, 33 U.S.C. (S)(S) 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601, et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136, et seq., Occupational Safety and Health Act 29 U.S.C. (S)(S) 651, et seq. and the Oil Pollution Act of 1990, 33 U.S.C. (S)(S) 2701, et seq., and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Hazardous Materials" means any materials or wastes, defined or regulated as hazardous, toxic, a pollutant, a contaminant or dangerous in or under any Environmental Laws which includes petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls.

     (k) Intellectual Property. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on SPSS and except as disclosed in the SPSS SEC Reports filed prior to the date of the Agreement: (i) SPSS and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (ii) the use of any Intellectual Property by SPSS and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which SPSS or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the knowledge of SPSS, no Person is challenging, infringing on or otherwise violating any right of SPSS or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to SPSS or its Subsidiaries; and (iv) neither SPSS nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by SPSS and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by SPSS or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean software, trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, any similar intellectual property or proprietary rights.

     (l) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of SPSS.

     (m) Opinions of SPSS Financial Advisors. SPSS has requested the opinion of Robert W. Baird & Co. Incorporated dated the date of such opinion, to the effect that, as of such date, the Exchange Ratio is fair to SPSS, from a financial point of view.

     (n) Accounting Matters. To the knowledge of SPSS, neither SPSS nor any of its affiliates has taken or agreed to take any action, and no fact or circumstance is known to SPSS, that would prevent SPSS from accounting for the Merger as a "pooling-of-interests" under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

     (o) Taxes. Each of SPSS and its Subsidiaries has accurately filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to accurately file such Tax Returns or pay such Taxes would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on SPSS. For purposes of this Agreement: (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority or any obligation to pay Taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other contractual obligation, and
(ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     (p) Certain Contracts. As of the date hereof, except as set forth in the SPSS SEC Reports filed prior to the date of this Agreement, neither SPSS nor any of its Subsidiaries is a party to or bound by (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (ii) any non-competition agreements or any other agreements or arrangements that limit or otherwise restrict SPSS or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Time, to the knowledge of SPSS, limit or restrict SPSS or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreements or arrangements, in the aggregate, would reasonably be expected to have a Material Adverse Effect on SPSS and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

     (q) Intentionally Omitted.

     (r) Employee Benefit Plans. Except as disclosed in the SPSS SEC Reports, there are no Benefit Plans maintained by SPSS covering only SPSS executive officers. SPSS does not sponsor or contribute to, nor has it ever sponsored or contributed to, any defined benefit pension plan subject to Title I of ERISA. SPSS does not sponsor any Benefit Plan which is a "welfare plan" described in
Section 3(1) of ERISA providing benefits after termination of employment (other than "COBRA" health care continuation benefits described in Sections 601 et seq. of ERISA), except for such benefits which would not reasonably be expected to have a Material Adverse Effect on SPSS. Each Benefit Plan maintained by SPSS has been operated and administered in accordance with its terms and, applicable law, except where failure to do so would not reasonably be expected to have a Material Adverse Effect on SPSS. SPSS has timely paid all required contributions to each of its Benefit Plans, except where failure to do so would not reasonably be expected to have a Material Adverse Effect on SPSS. As to the SPSS Benefit Plans, there is no litigation pending or threatened, nor any pending investigation by a governmental body, which, if resolved adversely to SPSS or to the applicable Benefit Plan, would have a Material Adverse Effect on SPSS. The execution of this Agreement and the consummation of the Merger will not constitute an event under any Benefit Plan maintained by SPSS that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any SPSS employee which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on SPSS.

     (s) Labor Matters. Except where failure to comply would not reasonably be expected to have a Material Adverse Effect on SPSS, SPSS is and has been in compliance with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, ERISA, the Code, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act (the "WARN Act"), any laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, continuation of health insurance ("COBRA"), labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in any unfair labor practices.

     3.2 Representations and Warranties of ShowCase. Except as set forth in the ShowCase Disclosure Schedule delivered by ShowCase to SPSS in connection with the execution of this Agreement (the "ShowCase Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant), ShowCase represents and warrants to SPSS as follows:

     (a) Organization, Standing and Power; Subsidiaries.

               (i) Each of ShowCase and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ShowCase, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing in the aggregate would not reasonably be expected to have a Material Adverse Effect on ShowCase. The copies of the articles of incorporation and bylaws of ShowCase which were previously furnished or made available to SPSS are true, complete and correct copies of such documents as in effect on the date of this Agreement.

               (ii) Exhibit 21.1 to ShowCase's Annual Report on Form 10K for the year ended March 31, 2000 includes all the Subsidiaries of ShowCase which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1- 02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are, except as set forth in Exhibit 21.1, owned directly or indirectly by ShowCase, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as set forth in the ShowCase SEC Reports (as defined in Section 3.2(d)) filed prior to the date hereof, neither ShowCase nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to ShowCase and its Subsidiaries taken as a whole.

     (b) Capital Structure.

               (i) As of October 31, 2000, the authorized capital stock of ShowCase consisted of 50,000,000 shares of ShowCase Common Stock, of which 10,782,103 shares were outstanding. Since October 31, 2000 to the date of this Agreement, there have been no issuances of shares of the capital stock of ShowCase or any other securities of ShowCase other than issuances of shares pursuant to options outstanding as of October 31, 2000 under the Benefit Plans of ShowCase. All issued and outstanding shares of the capital stock of ShowCase are duly authorized, validly issued, fully paid and non- assessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of October 31, 2000 no options, warrants or other rights to acquire capital stock from ShowCase other than options and other rights to acquire capital stock of ShowCase representing in the aggregate the right to purchase 1,824,232 shares of ShowCase Common Stock (collectively, the "ShowCase Stock Options") under the Amended 1991 Long- Term Incentive and Stock Option Plan, the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan (collectively, the "ShowCase Stock Option Plans"). Section 3.2(b) of the ShowCase Disclosure Schedule sets forth a complete and correct list, as of October 31, 2000 of the number of shares of ShowCase Common Stock subject to ShowCase Stock Options or other rights to purchase or receive ShowCase Common Stock granted under the ShowCase Benefit Plans or otherwise, the dates of grant and the exercise prices thereof. Except as set forth on Schedule 3.2 (b)(i) of the ShowCase Disclosure Schedule, no options or warrants or other rights to acquire capital stock from ShowCase have been issued or granted since October 31, 2000 to the date of this Agreement.

               (ii) No bonds, debentures, notes or other indebtedness of ShowCase having the right to vote on any matters on which shareholders may vote ("ShowCase Voting Debt") are issued or outstanding.

               (iii) Except as otherwise set forth in this Section 3.2 (b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which ShowCase or any of its Subsidiaries is a party or by which any of them is bound obligating ShowCase or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of ShowCase or any of its Subsidiaries or obligating ShowCase or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of ShowCase or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of ShowCase or any of its Subsidiaries.

     (c) Authority; No Conflicts.

               (i) ShowCase has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required ShowCase Vote (as defined in Section 3.2 (g)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ShowCase, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required ShowCase Vote. This Agreement has been duly executed and delivered by ShowCase and constitutes a valid and binding agreement of ShowCase, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (ii) The execution and delivery of this Agreement by ShowCase does not or will not, as the case may be, and the consummation by ShowCase of the Merger and the other transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or bylaws of ShowCase or any material Subsidiary of ShowCase or (B) except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ShowCase or, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ShowCase or any Subsidiary of ShowCase or their respective properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to ShowCase or any Subsidiary of ShowCase in connection with the execution and delivery of this Agreement by ShowCase or the consummation of the Merger and the other transactions contemplated hereby, except the Necessary Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ShowCase.

     (d) Reports and Financial Statements.

               (i) ShowCase has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it

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

          with the SEC since June 30, 1999 (collectively, including all exhibits thereto, the "ShowCase SEC Reports"). No Subsidiary of ShowCase is required to file any form, report, registration statement or prospectus or other document with the SEC. None of the ShowCase SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the ShowCase SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of ShowCase and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such ShowCase SEC Reports, as of their respective dates (and as of the date of any amendment to the respective ShowCase SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

               (ii) Except as disclosed in the ShowCase SEC Reports filed prior to the date hereof, since June 30, 2000, ShowCase and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of ShowCase and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business, or (B) liabilities that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ShowCase.

     (e) Information Supplied.

               (i) None of the information supplied or to be supplied by ShowCase for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to ShowCase shareholders or SPSS stockholders or at the time of the ShowCase Shareholders Meeting or the SPSS Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

               (ii) Notwithstanding the foregoing provisions of this Section 3.2
          (e), no representation or warranty is made by ShowCase with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by SPSS or Merger Sub for inclusion or incorporation by reference therein.

     (f) Board Approval. The Executive Committee of the Board of Directors of ShowCase, which committee was created in accordance with applicable law and pursuant to the articles of incorporation and bylaws of ShowCase, and is duly authorized to so vote on behalf of the Board of Directors of ShowCase, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "ShowCase Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and are fair to and in the best interests of ShowCase and its shareholders, (ii) approved this Agreement and the Merger and (iii) recommended that the shareholders of ShowCase adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by ShowCase's shareholders at the ShowCase Shareholders Meeting. The ShowCase Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 302A.613 of the MBCA. To the knowledge of ShowCase, except for Section 302A.673 of the MBCA (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the Merger or the other transactions contemplated hereby or thereby.

     (g) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of ShowCase Common Stock to adopt this Agreement and approve the Merger (the "Required ShowCase Vote") is the only vote of the holders of any class or series of ShowCase capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

     (h) Litigation; Compliance with Laws.

               (i) Except as disclosed in the ShowCase SEC Reports filed prior to the date of this Agreement, there are no Actions pending or, to the knowledge of ShowCase, threatened, against or affecting ShowCase or any Subsidiary of ShowCase which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on ShowCase, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against ShowCase or any Subsidiary of ShowCase which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on ShowCase.

               (ii) Except as disclosed in the ShowCase SEC Reports filed prior to the date of the Agreement and except as would, in the aggregate, not reasonably be expected to have a Material Adverse Effect on ShowCase, ShowCase and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the businesses of ShowCase and its Subsidiaries, taken as a whole (the "ShowCase Permits"). ShowCase and its Subsidiaries are in compliance with the terms of the ShowCase Permits, except where the failures to so comply, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ShowCase. Except as disclosed in the ShowCase SEC Reports filed prior to the date of this Agreement, neither ShowCase nor its Subsidiaries is in violation of, and ShowCase and its Subsidiaries have not received any notices of violations with respect to, any laws, ordinances or regulations of any Governmental Entity, except for violations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ShowCase.

     (i) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the ShowCase SEC Reports filed prior to the date of this Agreement, except as permitted by Section 4.2, since September 30, 2000, (i) ShowCase and its Subsidiaries have conducted their business only in the ordinary course and (ii) there has not been any action taken by ShowCase or any of its Subsidiaries during the period from September 30, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.2. Except as disclosed in the ShowCase SEC Reports filed prior to the date of this Agreement, since September 30, 2000, there have not been any changes, circumstances or events which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on ShowCase.

     (j) Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ShowCase and except as disclosed in the ShowCase SEC Reports filed prior to the date of this Agreement, the operations of ShowCase and its Subsidiaries have been and are in compliance with all Environmental Laws.

     (k) Intellectual Property. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on ShowCase and except as disclosed in the ShowCase SEC Reports filed prior to the date of this Agreement, (i) ShowCase and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) the use of any Intellectual Property by ShowCase and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which ShowCase or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the knowledge of ShowCase, no Person is challenging, infringing on or otherwise violating any right of ShowCase or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to ShowCase or its Subsidiaries; and (iv) neither ShowCase nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by ShowCase and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by ShowCase or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

     (l) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of ShowCase, except Merrill Lynch and Craig Hallum, whose fees and expenses will be paid by ShowCase in accordance with ShowCase's agreements with such firms, copies of which have been provided to SPSS.

     (m) Opinions of ShowCase Financial Advisor. ShowCase has requested the opinions of Merrill Lynch and Craig Hallum, dated the date of such opinions, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of ShowCase Common Stock.

     (n) Accounting Matters. To the knowledge of ShowCase, neither ShowCase nor any of its affiliates has taken or agreed to take any action, and no fact or circumstance is known to ShowCase, that would prevent SPSS from accounting for the Merger as a "pooling-of-interests" under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

     (o) Taxes. Each of ShowCase and its Subsidiaries has accurately filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to accurately file such Tax Returns or pay such Taxes would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on ShowCase. ShowCase's financial statements reflect adequate reserves for Taxes.

     (p) Certain Contracts. As of the date hereof, except as set forth in the ShowCase SEC Reports filed prior to the date of this Agreement, neither ShowCase nor any of its Subsidiaries is a party to or bound by (i) any "material contracts" (as such term is defined in Item 601 (b) (10) of Regulation S-K of the SEC) or (ii) any noncompetition agreements or any other agreements or arrangements that limit or otherwise restrict ShowCase or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that would, after the Effective Time, to the knowledge of ShowCase, limit or restrict SPSS or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreements or arrangements, in the aggregate, would reasonably be expected to have a Material Adverse Effect on SPSS and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

     (q) Employee Benefit Plans. Except as disclosed in the ShowCase SEC Reports and in the ShowCase Disclosure Schedule, there are no Benefit Plans maintained by ShowCase covering only ShowCase executive officers. ShowCase does not sponsor or contribute to, nor has it ever sponsored or contributed to, any defined benefit pension plan subject to Title I of ERISA. ShowCase does not sponsor any Benefit Plan which is a "welfare plan" described in Section 3(1) of ERISA providing benefits after termination of employment (other than "COBRA" health care continuation benefits described in Sections 601 et seq. of ERISA), except for such benefits which would not reasonably be expected to have a Material Adverse Effect on ShowCase. Each Benefit Plan maintained by ShowCase has been operated and administered in accordance with its terms and applicable law, except where failure to do so would not reasonably be expected to have a Material Adverse Effect on ShowCase. ShowCase has timely paid all required contributions to each of its Benefit Plans, except where failure to do so would not reasonably be expected to have a Material Adverse Effect on ShowCase. As to the ShowCase Benefit Plans, there is no litigation pending or threatened, nor any pending investigation by a governmental body, which, if resolved adversely to ShowCase or to the applicable Benefit Plan, would have a Material Adverse Effect on ShowCase. The execution of this Agreement and the consummation of the Merger will not constitute an event under any Benefit Plan maintained by ShowCase that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any ShowCase Employee which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on ShowCase.

     (r) Labor Matters. Except where failure to comply would not reasonably be expected to have a Material Adverse Effect on ShowCase, ShowCase is and has been in compliance with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, ERISA, the Code, the Immigration Reform and Control Act, the WARN Act, any laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, COBRA, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in any unfair labor practices.

     3.3 Representations and Warranties of SPSS and Merger Sub. SPSS and Merger Sub represent and warrant to ShowCase as follows:

     (a) Organization. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of SPSS.

     (b) Corporate Authorization. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (c) Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or bylaws of Merger Sub.

     (d) No Business Activities. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 Covenants of SPSS. During the period from June 30, 2000 and continuing until the Effective Time, SPSS agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or the SPSS Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that ShowCase shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

     (a) Ordinary Course.

               (i) SPSS and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by SPSS or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1 (a) (1) unless such action would constitute a breach of one or more of such other provisions.

               (ii) Other than in connection with acquisitions permitted by
          Section 4.1 (e), SPSS shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or
          (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed since September 30, 2000, are not in excess of the amounts set forth in Section 4.1 (a) of the SPSS Disclosure Schedule.

     (b) Dividends; Changes in Share Capital. SPSS shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of SPSS which remains a wholly owned Subsidiary after consummation of such transaction or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by SPSS of SPSS Common Stock in the ordinary course of business consistent with past practice in connection with the SPSS Benefit Plans and, subject to the restrictions contained in Section 4.1 (h) herein.

     (c) Issuance of Securities. SPSS shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any SPSS Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or SPSS Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of SPSS Common Stock upon the exercise of SPSS Stock Options or in connection with other stock-based benefit plans outstanding on the date hereof, in each case in accordance with their present terms or pursuant to SPSS Stock Options or other stock based awards granted pursuant to clause (ii) below, (ii) the granting of SPSS Stock Options or other stock-based awards to acquire shares of SPSS Common Stock granted under stock-based benefit plans outstanding on the date hereof in the ordinary course of business consistent with past practice not in excess of SPSS Stock Options for 350,000 shares of SPSS Common Stock, (iii) issuances by a wholly owned Subsidiary of SPSS of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of SPSS or (iv) pursuant to acquisitions set forth on the SPSS Disclosure Schedule or the financings therefor.

     (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder or with applicable law, SPSS and Merger Sub shall not amend or propose to so amend their respective certificates of incorporation, bylaws or other governing documents.

     (e) No Acquisitions. Other than (i) acquisitions disclosed on the SPSS Disclosure Schedule and (ii) acquisitions for cash in existing or related lines of business of SPSS the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed the amount specified in the aggregate for all such acquisitions in Section 4.1 (e) of the SPSS Disclosure Schedule and none of which acquisitions referred to in this clause (ii) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Laws, SPSS shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of SPSS and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of SPSS or (y) the creation of new Subsidiaries of SPSS organized to conduct or continue activities otherwise permitted by this Agreement.

     (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of SPSS, (ii) dispositions referred to in SPSS SEC Reports filed prior to the date of this Agreement or
(iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or the transactions disclosed in the SPSS Disclosure Schedule, SPSS shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of SPSS but excluding inventory in the ordinary course of business).

     (g) Investments; Indebtedness. SPSS shall not, and shall not permit any of its Subsidiaries to, other than in connection with actions permitted by Section
4.1 (e), (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) by SPSS or a Subsidiary of SPSS to or in SPSS or any Subsidiary of SPSS, (y) pursuant to any contract or other legal obligation of SPSS or any of its Subsidiaries existing at the date of this Agreement or (z) in the ordinary course of business consistent with past practice in an aggregate amount not in excess of $1,000,000 (provided that none of such transactions referred to in this clause (z) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Laws) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement or in the ordinary course of business consistent with past practice, in each case as such credit facilities, indentures and other arrangements may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement.

     (h) Pooling; Tax-Free Qualification. SPSS shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 4.1) that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes or as a "reorganization" under
Section 368 of the Code.

     (i) Compensation. Other than as contemplated by Section 5.6 or by Section
4.1 (c) or 4.1 (1) of the SPSS Disclosure Schedule, SPSS shall not increase the amount of compensation of any director, executive officer or employee, make any increase in or commitment to increase any employee benefits, issue any additional SPSS Stock Options, terminate or modify any existing employee benefit plan, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any SPSS Benefit Plan and, in the case of any of the foregoing, except in the ordinary course of business consistent with past practice or as required by an existing agreement.

     (j) Accounting Methods; Income Tax Elections. Except as disclosed in SPSS SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, SPSS shall not change its methods of accounting in effect at June 30, 2000, except as required by changes in GAAP as concurred in by SPSS's independent public accountants. SPSS shall not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice.

     (k) Certain Agreements. SPSS shall not, and shall not permit any of its Subsidiaries to, enter into any agreements or arrangements that limit or otherwise restrict SPSS or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that could, after the Effective Time, limit or restrict SPSS or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on SPSS and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

     (l) No Related Actions. SPSS will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     4.2 Covenants of ShowCase. During the period from June 30, 2000 and continuing until the Effective Time, ShowCase agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, the ShowCase Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that SPSS shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

     (a) Ordinary Course.

               (i) ShowCase and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by ShowCase or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.2 shall be deemed a breach of this Section 4.2 (a) (i) unless such action would constitute a breach of one or more of such other provisions.

               (ii) Other than in connection with acquisitions permitted by
          Section 4.2 (e), ShowCase shall not, and shall not permit any of its Subsidiaries to, (A) enter into any licensing agreement; (B) enter into any new material line of business; (C) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than Permitted Capital Expenditures (as defined below) and obligations or liabilities in connection therewith, or (D) enter into any contract, agreement or other arrangement for the sale of inventories or for the furnishing of services by ShowCase or any of its Subsidiaries which contract, agreement or other arrangement involves expenditures in excess of $50,000.00 or which may give rise to commitments which may extend beyond twelve months from the date of such contract, agreement or arrangement, unless such contract, agreement or arrangement can be terminated by ShowCase or its Subsidiary, as the case may be, by giving less than 60 days notice and without incurring an obligation to pay any material premium or penalty or suffering any other material detriment. As used herein, a "Permitted Capital Expenditure" is a capital expenditure which (i) is set forth on a Capital Expenditure Schedule to be delivered by ShowCase to SPSS as part of the ShowCase Disclosure Schedule, relating to periods from and after September 30, 2000, to the extent it is approved by SPSS (which approval will not be unreasonably withheld by SPSS) or (ii) is (A) less than $100,000.00 in the case of any single expenditure or related series of expenditures and (B) $250,000.00 in the aggregate for all capital expenditures incurred pursuant to this clause (ii) and not clause (i). ShowCase will deliver to SPSS on a quarterly basis a schedule of actual capital expenditures made.

     (b) Dividends; Changes in Share Capital. ShowCase shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or
(iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any, securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by ShowCase of ShowCase Common Stock in the ordinary course of business consistent with past practice in connection with the ShowCase Benefit Plans.

     (c) Issuance of Securities. ShowCase shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any ShowCase Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or ShowCase Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of ShowCase Common Stock upon the exercise of ShowCase Stock Options or in connection with other stock-based benefits plans outstanding on the date hereof, in each case in accordance with their present terms or pursuant to ShowCase Stock Options or other stock based awards granted pursuant to clause (iii) below, (ii) issuances by a wholly owned Subsidiary of ShowCase of capital stock to such Subsidiary's parent or another wholly owned subsidiary of ShowCase, (iii) the granting of ShowCase Stock Options or other stock based awards to acquire shares of ShowCase Common Stock granted under stock based benefit plans outstanding on the date hereof in the ordinary course of business consistent with past practice not in excess of ShowCase Stock Options for 100,000 shares of ShowCase Common Stock, or
(iv) pursuant to acquisitions set forth on the ShowCase Disclosure Schedule or the financings therefor.

     (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable law, ShowCase shall not amend or propose to so amend its respective certificates of incorporation, bylaws or other governing documents.

     (e) No Acquisitions. ShowCase shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business (including by acquisition of assets) or any corporation, partnership, association or other business organization or division thereof.

     (f) No Dispositions. ShowCase shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of ShowCase but excluding inventory in the ordinary course of business).

     (g) Investments; Indebtedness. ShowCase shall not, and shall not permit any of its Subsidiaries to, other than in connection with actions permitted by
Section 4.2 (e), (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) by ShowCase or a Subsidiary of ShowCase to or in ShowCase or any Subsidiary of ShowCase, (y) pursuant to any contract or other legal obligation of ShowCase or any of its Subsidiaries existing at the date of this Agreement or (z) in the ordinary course of business consistent with past practice in an aggregate amount not in excess of $100,000.00 in the aggregate (provided that none of such transactions referred to in this clause (z) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Laws) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement or in the ordinary course of business consistent with past practice, in each case as such credit facilities, indentures and other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement.

     (h) Pooling; Tax-Free Qualification. ShowCase shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 4.2) that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes or as a "reorganization" under
Section 368 of the Code.

     (i) Compensation. Other than as contemplated by Section 5.6 or by Sections
4.2 (c) or 4.2 (i) of the ShowCase Disclosure Schedule, ShowCase shall not increase the amount of compensation of any director, executive officer or employee, make any increase in or commitment to increase any employee benefits, issue any additional ShowCase Stock Options, terminate or amend any existing employee benefit plan, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any ShowCase Benefit Plan and, in the case of any of the foregoing, except in the ordinary course of business consistent with past practice or as required by an existing agreement.

     (j) Accounting Methods; Income Tax Elections. Except as disclosed in ShowCase SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, ShowCase shall not change its methods of accounting in effect at June 30, 2000, except as required by changes in GAAP as concurred in by ShowCase's independent public accountants. ShowCase shall not (1) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice.

     (k) Certain Agreements. ShowCase shall not, and shall not permit any of its Subsidiaries to, enter into any agreements or arrangements that limit or otherwise restrict ShowCase or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict SPSS or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on SPSS and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

     (l) No Related Actions. ShowCase will not, and will not permit any of its Subsidiaries to, agree or commit to any of the foregoing.

     4.3 Governmental Filings. Each party shall (a) confer on a regular and frequent basis with the other and (b) report to the other (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. ShowCase and SPSS shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed.

     4.4 Control of Other Party's Business. Nothing contained in this Agreement shall give ShowCase, directly or indirectly, the right to control or direct SPSS's operations prior to the Effective Time. Nothing contained in this Agreement shall give SPSS, directly or indirectly, the right to control or direct ShowCase's operations prior to the Effective Time. Prior to the Effective Time, each of ShowCase and SPSS shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 Preparation of Proxy Statement; Shareholders Meetings. (a) As promptly as reasonably practicable following the date hereof, SPSS and ShowCase shall prepare and file with the SEC mutually acceptable proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and SPSS shall prepare and file a registration statement on Form S-4 with respect to the issuance of SPSS Common Stock in the Merger (the "Form S-4"). The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as SPSS's prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act, and the Exchange Act and the rules and regulations thereunder. Each of SPSS and ShowCase shall use reasonable best efforts to have the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. SPSS and ShowCase shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement /Prospectus received from the SEC. SPSS will provide ShowCase with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and will provide ShowCase with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that SPSS, in connection with a Change in the SPSS Recommendation, and ShowCase, in connection with a Change in the ShowCase Recommendation, may amend or supplement the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment (as defined below) to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions to be accurately described. A "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Prospectus or Form S-4

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

(including by incorporation by reference) to the extent it contains (i) a Change in the SPSS Recommendation or a Change in the ShowCase Recommendation (as the case may be), (ii) a statement of the reasons of the Board of Directors of SPSS or ShowCase (as the case may be) for making such Change in the SPSS Recommendation or Change in the ShowCase Recommendation (as the case may be) and
(iii) additional information reasonably related to the foregoing. SPSS will use reasonable best efforts to cause the Joint Proxy Statements/Prospectus to be mailed to SPSS stockholders, and ShowCase will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to ShowCase's shareholders, in each case after the Form S-4 is declared effective under the Securities Act. SPSS shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Share Issuance and ShowCase shall furnish all information concerning ShowCase and the holders of ShowCase Common Stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the SPSS Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to SPSS or ShowCase, or any of their respective affiliates, officers or directors, should be discovered by SPSS or ShowCase which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of SPSS and ShowCase.

     (b) ShowCase shall duly take (subject to compliance with the provisions of Section 3.1 (e) and Section 3.2(e) (provided that ShowCase shall have used reasonable best efforts to ensure that such representations are true and correct) ) all lawful action to call, give notice of, convene and hold a meeting of its shareholders on a date as soon as reasonably practicable (the "ShowCase Shareholders Meeting") for the purpose of obtaining the Required ShowCase Vote with respect to the transactions contemplated by this Agreement and shall take all lawful action to solicit the adoption of this Agreement by the Required ShowCase Vote; and the Board of Directors of ShowCase shall recommend adoption of this Agreement by the shareholders of ShowCase to the effect as set forth in
Section 3.2 (f) (the "ShowCase Recommendation"), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) (a "Change") in any manner adverse to SPSS such recommendation or take any action or make any statement in connection with the ShowCase Shareholders Meeting inconsistent with such recommendation (collectively, a "Change in the ShowCase Recommendation"); provided the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the ShowCase Recommendation) of factual information regarding the business, financial condition or results of operations of SPSS or ShowCase or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided, that the Board of Directors of ShowCase does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to SPSS its recommendation) in the Form S-4 or the Joint Proxy

Statement/Prospectus or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable law; and, provided further, that the Board of Directors of ShowCase may make a Change in the ShowCase Recommendation (x) pursuant to Section 5.5 hereof or (y) prior to the ShowCase Shareholders Meeting if (i) the Board of Directors of ShowCase determines in good faith that a Material Adverse Effect has occurred with respect to SPSS and (ii) the Board of Directors of ShowCase determines in good faith that, by reason of its determination in clause (i) the failure to effect such Change in the ShowCase Recommendation would be inconsistent with the fiduciary duties of the ShowCase Board of Directors under applicable law. Notwithstanding any Change in the ShowCase Recommendation, this Agreement shall be submitted to the shareholders of ShowCase at the ShowCase Shareholders Meeting for the purpose of adopting the Agreement and approving the Merger; provided that this Agreement shall not be required to be submitted to the shareholders of ShowCase at the ShowCase Shareholders Meeting if this Agreement has been terminated pursuant to Section 7.1 hereof.

     (c) SPSS shall duly take (subject to compliance with the provisions of Section 3.2(e) and Section 3.1 (e) (provided that SPSS shall have used reasonable best efforts to ensure that such representation is true and correct)) all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date as soon as reasonably practicable (the "SPSS Stockholders Meeting") for the purpose of obtaining the SPSS Stockholder Approval and shall take all lawful action to solicit the approval of this Agreement and the transactions contemplated hereby and the Share Issuance and the Board of Directors of SPSS shall recommend approval of the Share Issuance by the stockholders of SPSS to the effect as set forth in Section 3.1 (f) (the "SPSS Recommendation"), and shall not Change in any manner adverse to ShowCase such recommendation or take any action or make any statement in connection with the SPSS Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the SPSS Recommendation"); provided the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the SPSS Recommendation) of factual information regarding the business, financial condition or operations of SPSS or ShowCase or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided, that the Board of Directors of SPSS does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to ShowCase its recommendation) in the Form S-4 or the Joint Proxy Statement/Prospectus or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable law; and, provided, further, that the Board of Directors of SPSS may make a Change in the SPSS Recommendation (x) pursuant to Section 5.5 hereof or
(y) prior to the SPSS Stockholders Meeting if (i) the Board of Directors of SPSS determines in good faith that a Material Adverse Effect has occurred with respect to ShowCase and (ii) the Board of Directors of SPSS determines in good faith that, by reason of its determination in clause (i) the failure to effect such Change in the SPSS Recommendation would be inconsistent with the fiduciary duties of the SPSS Board of Directors under applicable law. Notwithstanding any Change in the SPSS Recommendation, a proposal to approve the Share Issuance shall be submitted to the stockholders of SPSS at the SPSS Stockholders Meeting for the purpose of obtaining the SPSS Stockholder Approval; provided that this Agreement shall not be required to be submitted to the stockholders of SPSS at the SPSS Stockholders Meeting if this Agreement has been terminated pursuant to
Section 7.1 hereof.

     (d) For purposes of this Agreement, a Change in the ShowCase Recommendation shall be deemed to include, without limitation, a recommendation by the ShowCase Board of Directors of a

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

third party Acquisition Proposal with respect to ShowCase and a Change in the SPSS Recommendation shall be deemed to include, without limitation, a recommendation by the SPSS Board of Directors of a third party Acquisition Proposal with respect to SPSS.

     5.2 SPSS Board of Directors; Executive Officers; Headquarters. (a) At or prior to the Effective Time, SPSS will use its reasonable best efforts to (i) reconstitute the board of directors of SPSS in accordance with Section 1.7. The headquarters of SPSS will remain in Chicago, Illinois and SPSS will maintain such other offices as deemed by SPSS to be necessary or desirable.

     (b) Following the Effective Time and for so long thereafter as SPSS shall deem necessary or desirable, SPSS shall preserve and perpetuate the name "ShowCase" as a trade name.

     5.3 Access to Information/Employees. (a) Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law and other than documents that can be obtained without cost or delay by the party requesting same), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request (including consultation on a regular basis with respect to litigation matters); provided, however, that either party may restrict the foregoing access to the extent that
(i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. Any such information obtained pursuant to this Section 5.3 ("Confidential Information") will be used solely for the purpose of consideration or performance of the transactions contemplated by this Agreement or any other agreement related hereto and will be kept confidential by the party obtaining such information and all persons obtaining such information on such party's behalf or who obtain such information from such party. Confidential Information shall not include information that (A) is or becomes generally available to the public other than as a result of disclosure by a party or its Representatives, or (B) is or becomes available to a party (other than the disclosing party) or its Representatives that is not known by the non-disclosing party to have any obligation not to disclose such information. Notwithstanding the foregoing, Confidential Information may be disclosed by a party (x) to its directors, officers, employees, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively "Representatives") who need to know such information if the party informs such Representatives of the confidential nature of such information and directs them to treat such information confidentially and to use such information for no purpose other than as specifically permitted by the Agreement and (y) if the party is legally required to make such disclosure as a result of a court order, subpoena or similar legal duress, provided that prior to such disclosure, the disclosing party gives to the other party prompt written notice of its receipt of such order or subpoena or similar document so that the other party has a reasonable opportunity prior to disclosure to obtain a protective order (if disclosure of Confidential Information is so required, the disclosing party shall disclose only that portion of such information that is so required and shall assist the other party in obtaining protective orders or undertakings that confidential treatment will be accorded to any such information furnished). In the event of termination of this Agreement, each party will promptly return to the other party all Confidential Information in its possession (including all written materials prepared or supplied by or on its behalf containing or reflecting any Confidential Information) and will not retain any copies, extracts or other reproductions in whole or in part of any Confidential Information. Any work papers, memoranda or other writings prepared by a party or its Representatives derived from or incorporating any Confidential Information shall be destroyed promptly upon termination of this Agreement, with such destruction confirmed to the other party in writing. Any oral Confidential Information will continue to be subject to the terms of this Section 5.3. Each party shall be responsible for the breach of the terms of this Section 5.3 by its Representative. Any investigation by SPSS or ShowCase shall not affect the representation and warranties of ShowCase and SPSS, as the case may be.

     (b) After the date hereof SPSS and ShowCase shall establish a mechanism reasonably acceptable to both parties by which SPSS will be permitted, prior to the Effective Time and subject to applicable law, to communicate directly with ShowCase employees regarding employee related matters after the Effective Time.

     5.4 Reasonable Best Efforts.

     (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other Regulatory Law (as defined below) with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Nothing in this Agreement shall require any of SPSS and its Subsidiaries or ShowCase and its Subsidiaries to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of SPSS, ShowCase or their respective Subsidiaries or the conduct of their business in a specified manner, as a condition to obtaining any approval from a Governmental Entity or any other Person, if such sale, holding separate or other disposition or the conduct of their business in a specified manner is not conditioned on the Closing or, in the aggregate, would reasonably be expected to have a Material

Adverse Effect on SPSS and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

     (b) Each of SPSS and ShowCase shall, in connection with the efforts referenced in Section 5.4 (a) obtain all requisite material approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent appropriate or permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

     (c) Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in Sections 5.4(a) and 5.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of SPSS and ShowCase shall cooperate in all respects with each other and use its respective reasonable best efforts, including without limitation, selling, holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of SPSS, ShowCase or their respective Subsidiaries or the conducting of their business in a specified manner, in order to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
5.4 shall limit a party's right to terminate this Agreement pursuant to Article VII; provided that the foregoing is subject in all respects to the last sentence of Section 5.4(a).

     (d) If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of SPSS and ShowCase shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

     5.5 Acquisition Proposals. Without limitation on any of such party's other obligations under this Agreement (including under Article IV hereof), each of SPSS and ShowCase agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the consolidated assets (including without limitation stock of Subsidiaries) of such party and its Subsidiaries, taken as a whole, (any such proposal or offer (other than a proposal or offer made by the other party or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"). Each of SPSS and ShowCase further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, each of SPSS and ShowCase or its respective Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) effect a Change in the SPSS or ShowCase Recommendation, as the case may be, or (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case as is referred to in clause (B) or (C), (i) its Shareholders Meeting shall not have occurred,
(ii) (x) in the case of clause (B) above such change is permitted by clause (y) of the second proviso of the first sentence of Section 5.1 (b) or Section 5.1
(c), as the case may be, or it has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined in Section 8.11) and (y) in the case of clause (C) above, its Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal could result in a Superior Proposal, (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement containing terms at least as stringent as those contained in Section 5.3 and (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, such party notifies the other party promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Each of SPSS and ShowCase agrees that it will promptly keep the other party informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. Each of SPSS and ShowCase agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Each of SPSS and ShowCase agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this
Section 5.5. Nothing in this Section 5.5 shall (x) permit SPSS or ShowCase to terminate this Agreement (except as specifically provided in Article VII hereof) or (y) affect any other obligation of SPSS or ShowCase under this Agreement.

     5.6 Employee Benefits Matters. Following the Effective Time, SPSS shall comply with the terms of, or cause the Surviving Corporation to comply with the terms of, all ShowCase Benefit Plans and related funding arrangements in accordance with their respective terms. Nothing herein shall require SPSS to continue any particular ShowCase Benefit Plan or prevent the amendment or termination thereof, provided, however, that SPSS shall not take any action (by way of amendment, termination or otherwise) which is in violation of the terms of any ShowCase Benefit Plan or applicable law. Subject to the first two sentences of this Section 5.6 (a), from and after the Effective Time until the first anniversary of the Effective Time, SPSS shall provide employee benefits under SPSS Benefit Plans to the employees and former employees of ShowCase and its Subsidiaries that are substantially comparable in the aggregate to those provided to such persons pursuant to the ShowCase Benefit Plans in effect immediately prior to the date hereof. With respect to any SPSS Benefit Plans in which any ShowCase employees first become eligible to participate, on or after the Effective Time, SPSS shall: (A) provide each such employee with credit for any co-payments and deductibles paid on or after January 1 of the calendar year in which the Effective Time occurs (to the same extent such credit was given under the analogous ShowCase Benefit Plan during the same period); and (B) recognize all service of the ShowCase Employees with ShowCase and its Subsidiaries for purposes of eligibility to participate and vesting credit.

     5.7 Fees and Expenses. Subject to Section 5.15 and Section 7.2, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation or its relevant Subsidiary shall pay, or cause to be paid, any and all property or transfer taxes imposed on ShowCase or its Subsidiaries and (b) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus, which shall be paid by SPSS; provided, however, that the number of shares of SPSS Common Stock to be issued in connection with this Agreement shall not be adjusted to reflect any of such Expenses. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     5.8 Directors' and Officers' Indemnification and Insurance. The Surviving Corporation shall, and SPSS shall cause the Surviving Corporation to, (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of ShowCase and its Subsidiaries (in all of their capacities) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by ShowCase pursuant to ShowCase's articles of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of ShowCase and its Subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby),
(ii) include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) articles of incorporation and bylaws for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the articles of incorporation and bylaws of ShowCase and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by ShowCase (provided that the Surviving Corporation (or any successor) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time. The obligations of the Surviving Corporation under this
Section 5.8 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 5.8 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8).

     5.9 Public Announcements. SPSS and ShowCase shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, neither party shall issue any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 5.1, neither SPSS nor ShowCase shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     5.10 Accountant's Letters. (a) SPSS shall use reasonable best efforts to cause to be delivered to ShowCase a letter from SPSS's independent public accountants dated the Closing Date, addressed to SPSS and ShowCase, in form reasonably satisfactory to ShowCase and customary in scope for pooling letters delivered by independent public accountants in connection with registration statements similar to the Form S-4, stating that accounting for the Merger as a pooling-of-interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

     (b) ShowCase shall use reasonable best efforts to cause to be delivered to SPSS a letter from ShowCase's independent public accountants dated the Closing Date, addressed to ShowCase and SPSS, in form reasonably satisfactory to SPSS and customary in scope for pooling letters delivered by independent public accountants in connection with registration statements similar to the Form S-4, stating that they concur with ShowCase's conclusion that, as of the date of their report, no conditions exist that would preclude ShowCase's ability to be a party in a business combination to be accounted for as a pooling-of-interests.

     (c) Following execution of this Agreement, each of SPSS and ShowCase shall use reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling-of- interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by the SEC.

     5.11 Listing of Shares of SPSS Common Stock. SPSS shall use its reasonable best efforts to cause the shares of SPSS Common Stock to be issued in the Merger and the shares of SPSS Common Stock to be reserved for issuance upon exercise of the ShowCase Stock Options to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Closing Date.

     5.12 Dividends. After the date of this Agreement, if applicable, each of SPSS and ShowCase shall coordinate with the other the payment of dividends with respect to the SPSS Common Stock and ShowCase Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of SPSS Common Stock and ShowCase Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of SPSS Common Stock and/or ShowCase Common Stock or any shares of SPSS Common Stock that any such holder receives in exchange for such shares of ShowCase Common Stock in the Merger.

     5.13 Affiliates. (a) Not less than 45 days prior to the Effective Time, ShowCase shall deliver to SPSS a letter identifying all persons who, in the judgment of ShowCase, may be deemed at the time this Agreement is submitted for adoption by the shareholders of ShowCase, "affiliates" of ShowCase for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling-of-interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. ShowCase shall use reasonable best efforts to cause each person identified on such list to deliver to SPSS not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit 5.13(a) hereto (the "ShowCase Affiliate Agreement" ). Not less than 45 days prior to the Effective Time, SPSS shall deliver to ShowCase a letter identifying all persons who, in the judgment of SPSS, may be deemed "affiliates" of SPSS for purposes of qualifying the Merger for pooling-of-interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date hereof. SPSS shall use reasonable best efforts to cause each person identified on such list to deliver to ShowCase not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit 5.13(a) hereto (the "SPSS Affiliate Agreement"; each of the ShowCase Affiliate Agreement and the SPSS Affiliate Agreement, are hereinafter referred to as the "Affiliate Agreement").

     (b) SPSS shall use its reasonable best efforts to publish no later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

     5.14 Section 16 Matters. Prior to the Effective Time, SPSS and ShowCase shall take all such steps as may be required to cause any dispositions of ShowCase Common Stock or acquisitions of SPSS Common Stock resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16 (a) of the Exchange Act with respect to ShowCase, to be exempt under Rule 16b promulgated under the Exchange Act.

     5.15 Severance Packages. Within a reasonable time after the Effective Time, SPSS shall provide reasonable severance packages to certain ShowCase employees, other than Kenneth Holec and Craig Allen, who are not retained for employment by SPSS. Such packages will contain among other provisions, compensation at such employee's then base compensation level for one week of employment for every one year of service of such employee as a ShowCase employee, with a one-month minimum.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of ShowCase, SPSS and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) Shareholder Approval. (i) ShowCase shall have obtained the Required ShowCase Vote in connection with the adoption of this Agreement by the shareholders of ShowCase and (ii) SPSS shall have obtained the SPSS Stockholder Approval in connection with the adoption of this Agreement and the Share Issuance by the stockholders of SPSS.

     (b) No Injunctions, Litigation or Restraints, Illegality. No Laws shall have been adopted or promulgated, no Actions are pending or threatened, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, (i) having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or (ii) which otherwise, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on SPSS and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together after giving effect to the Merger.

     (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     (d) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3 and filings pursuant to the HSR Act (which are addressed in Section 6.1 (c)), all

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

consents, approvals and actions of, filings with and notices to any Governmental Entity required of SPSS, ShowCase or any of their Subsidiaries to consummate the Merger, the Share Issuance and the other transactions contemplated hereby, the failure of which to be obtained or taken, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on SPSS and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together after giving effect to the Merger, shall have been obtained; provided, however, that the provisions of this Section 6.1 (d) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.4 shall have been the cause of, or shall have resulted in, the failure to obtain such consent or approval. No consents, approvals, actions, filings or notices related to any antitrust requirements of any jurisdiction, except as set forth in
Section 6.1 (c) hereof, shall be a condition of closing under this Section 6.1
(d).

     (e) NASDAQ Listing. The shares of SPSS Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance.

     (f) Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (g) Pooling. ShowCase shall have received and delivered to SPSS and SPSS's independent public accountants, a letter from its independent public accountants, dated the Closing Date, stating that they concur with ShowCase's conclusions that, as of the date of such letters, no conditions exist that would preclude ShowCase's ability to be a party in a business combination to be accounted for as a pooling-of-interests. SPSS shall have received and delivered to ShowCase, a letter from its independent public accountants, dated the Closing Date, stating that accounting for the Merger as a pooling-of-interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

     (h) No Material Adverse Change. No event or circumstance shall have occurred relating to the business, financial condition, prospects, assets or operations of ShowCase or SPSS, respectively, since the date of the latest financial statements of ShowCase and SPSS, respectively, which event or circumstance has or is likely to result in a Material Adverse Effect on ShowCase or SPSS, respectively, except to the extent any such event or circumstance directly results from the announcement of the Merger, matters affecting the general economic environment, and matters affecting the general software industry.

     6.2 Additional Conditions to Obligations of SPSS and Merger Sub. The obligations of SPSS and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by SPSS, on or prior to the Closing Date of the following conditions:

     (a) Representations and Warranties. Each of the representations and warranties of ShowCase set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of ShowCase set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and SPSS shall have received a certificate of the chief executive officer and the chief financial officer of ShowCase to such effect.

     (b) Performance of Obligations of ShowCase. ShowCase shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and SPSS shall have received a certificate of the chief executive officer and the chief financial officer of ShowCase to such effect.

     (c) Opinion. SPSS shall have received from Ross & Hardies, counsel to SPSS, on the Closing Date, a written opinion dated as of the Closing Date. In rendering such opinion, counsel to SPSS shall be entitled to rely upon information, representations and assumptions provided by SPSS and ShowCase (allowing for such amendments to the representations as counsel to SPSS deems reasonably necessary).

     (d) Governmental Inquiry. No event or circumstance shall have occurred relating to any governmental review or inquiry concerning any product or business practice which is likely to result in a Material Adverse Effect on ShowCase.

     (e) Third-Party Consents. With respect to the agreements listed on Exhibit 6.2(e), and to the extent ShowCase is a party to any other material agreement pursuant to which the transactions contemplated hereby would or may result in the termination or modification of such agreement, or any part thereof, ShowCase shall have received from the other party or parties to such contract a waiver of such provision or the consent to the transactions contemplated hereby.

     6.3 Additional Conditions to Obligations of ShowCase. The obligations of ShowCase to effect the Merger are subject to the satisfaction of, or waiver by ShowCase, on or prior to the Closing Date of the following additional conditions:

     (a) Representations and Warranties. Each of the representations and warranties of SPSS set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of SPSS set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and ShowCase shall have received a certificate of the chief executive officer and the chief financial officer of SPSS to such effect.

     (b) Performance of Obligations of SPSS. SPSS shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and ShowCase shall

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

have received a certificate of the chief executive officer and the chief financial officer of SPSS to such effect.

     (c) Opinion. ShowCase shall have received from Dorsey & Whitney, counsel to ShowCase, on the Closing Date, a written opinion dated as of the Closing Date. In rendering such opinion, counsel to ShowCase shall be entitled to rely upon information, representations and assumptions provided by SPSS and ShowCase (allowing for such amendments to the representations as counsel to ShowCase deems reasonably necessary).

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of ShowCase or SPSS:

     (a) By mutual written consent of SPSS and ShowCase;

     (b) By either ShowCase or SPSS, if the Effective Time shall not have occurred on or before February 28, 2001 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1 (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation such party's obligations set forth in Section 5.4) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

     (c) By either ShowCase or SPSS, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 5.4), in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in Sections 6.1 (c) and (d), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1 (c) shall not be available to any party whose failure to comply with Section 5.4 has been the cause of such action or inaction;

     (d) By either ShowCase or SPSS, if the approvals of the stockholders of either SPSS or ShowCase contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof at which the vote was taken;

     (e) By SPSS, if ShowCase shall have failed to make the ShowCase Recommendation or effected a Change in the ShowCase Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or shall have materially breached its obligations under this Agreement by reason of a failure to call the ShowCase Shareholders Meeting in accordance with Section 5.1
(b);

     (f) By ShowCase, if SPSS shall have failed to make the SPSS Recommendation or effected a Change in the SPSS Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or shall have materially breached its obligations under this Agreement by reason of a failure to call the SPSS Stockholders Meeting in accordance with Section 5.1 (c);

     (g) By either SPSS or ShowCase, if there shall have been a breach by the other of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy the conditions set forth in Section 6.2(a) or Section 6.2 (b) (in the case of a breach by ShowCase) or Section 6.3 (a) or Section 6.3 (b) (in the case of a breach by SPSS), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach; or

     (h) By ShowCase, if the Board of Directors of ShowCase authorizes ShowCase to enter into a written agreement concerning a transaction that the Board of Directors of ShowCase has determined is a Superior Proposal; provided, that ShowCase shall not terminate this Agreement pursuant to this Section 7.1 (h) and enter into a definitive agreement for a Business Combination until the expiration of five (5) Business Days following SPSS's receipt of written notice advising SPSS that ShowCase has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such Superior Proposal and stating whether ShowCase intends to enter into a definitive agreement for a Business Combination. After providing such notice, ShowCase shall provide a reasonable opportunity to SPSS during such period to make such adjustments in the terms and conditions of this Agreement as would enable ShowCase to proceed with the Merger on such adjusted terms.

     7.2 Effect of Termination. (a) In the event of termination of this Agreement by either ShowCase or SPSS as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of SPSS or ShowCase or their respective officers or directors except with respect to Section 3.1 (l), Section 3.2(l), Section 5.3, Section 5.7, this
Section 7.2 and Article VIII, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither SPSS nor ShowCase shall be relieved or released from any liabilities or damages arising out of its willful material breach of this Agreement.

     (b) In the event this Agreement is terminated pursuant to Section 7.1 herein and at the time of the event giving rise to the right of termination there shall be pending a Superior Proposal with respect to ShowCase and within twelve months thereafter ShowCase enters into an agreement relating to such Superior Proposal, then ShowCase shall pay to SPSS not later than three Business

Days after the date of consummation of such Superior Proposal an amount in cash equal to $3.5 million (the "ShowCase Termination Fee").

     (c) All payments under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated by SPSS.

     7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of ShowCase and SPSS, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein (including Section 5.8) that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

         (a)      if to SPSS or Merger Sub, to:
                  SPSS Inc.
                  233 South Wacker Drive

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

                  Chicago, Illinois  60606
                  Fax: (312) 651-3558
                  Attention: Jack Noonan, President and Chief Executive Officer


                  with a copy to:

                  Ross & Hardies
                  150 North Michigan Avenue
                  Chicago, Illinois  60601
                  Fax: (312) 750-8600
                  Attention: Lawrence R. Samuels, Esq.

         (b)      if to ShowCase to:

                  ShowCase Corporation
                  4115 Highway 52 North, Suite 300
                  Rochester, Minnesota  55901-0144
                  Fax: (507) 287-2814
                  Attention: Kenneth H. Holec, President and Chief Executive
                             Officer

                  with a copy to:

                  Dorsey & Whitney LLP
                  220 South Sixth Street
                  Minneapolis, Minnesota  55402-1498
                  Fax: (612) 340-8738
                  Attention: Kenneth L. Cutler, Esq.

     8.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     8.5 Entire Agreement; No Third Party Beneficiaries. (a) This Agreement, the Confidentiality Agreement, and the other agreements of the parties referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any

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

other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.8 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons). For purposes of clarity, nothing in Section 5.6 is intended to confer upon any ShowCase Employee, any benefits under any benefits plan, programs, policies or other arrangements, including, but not limited to, the right to employment or continued employment with SPSS for any period by reason of this Agreement.

     8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois (without giving effect to choice of law principles thereof).

     8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of SPSS without the consent of ShowCase, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.9 Submission to Jurisdiction; Waivers. Each of SPSS and ShowCase irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Courts of the State of Illinois, and each of SPSS and ShowCase hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of SPSS and ShowCase hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.11 Definitions. As used in this Agreement:

     (a) "beneficial ownership" or "beneficially own" shall have the meaning under Section 13 (d) of the Exchange Act and the rules and regulations thereunder.

     (b) "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement or disclosed on the ShowCase Disclosure Schedule or the SPSS Disclosure Schedule, as the case may be, to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212 (c) of ERISA.

     (c) "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

     (d) "Business Day" means any day on which banks are not required or authorized to close in the City of Chicago, Illinois.

     (e) "Confidentiality Agreement" means that certain Non-Disclosure Agreement, dated July 25, 2000 between SPSS and ShowCase, as amended by that certain Amendment #1 to Non-Disclosure Agreement dated as of August 31, 2000 between SPSS and ShowCase.

     (f) "known" or "knowledge" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry.

     (g) "Material Adverse Effect" means, with respect to any entity any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any event, change, circumstance or effect relating (x) to the economy or financial markets in general, (y) in general to the industries in which such entity operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) such entity or (z) to the announcement of the transactions contemplated by this Agreement or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement. All references to Material Adverse Effect on SPSS or its Subsidiaries contained in this Agreement shall be deemed to refer solely to SPSS and its Subsidiaries without including its ownership of ShowCase and its Subsidiaries after the Merger.

     (h) "the other party" means, with respect to ShowCase, SPSS and means, with respect to SPSS, ShowCase.

     (i) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

     (j) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     (k) "Superior Proposal" means with respect to ShowCase, a written proposal made by a Person other than SPSS which is for (I) (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving ShowCase, (ii) a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of ShowCase and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 40% or more of the common stock of ShowCase whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise and which is (II) otherwise on terms which the Board of Directors of ShowCase in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to its shareholders (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed.

     IN WITNESS WHEREOF, SPSS, Merger Sub and ShowCase have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                             SPSS INC.



                                             By: /s/ Jack Noonan
                                                 ---------------
                                                 Name: Jack Noonan
                                                 Title: President & CEO


                                             SPSS ACQUISITION SUB CORP.



                                             By: /s/ Jack Noonan
                                                 ---------------
                                                 Name: Jack Noonan
                                                 Title: President & CEO


                                             SHOWCASE CORPORATION



                                             By: /s/ Kenneth H. Holec
                                                 --------------------
                                                 Name: Kenneth H. Holec
                                                 Title: President and Chief
                                                        Executive Officer